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                                                                     EXHIBIT 4.7

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                          REGISTRATION RIGHTS AGREEMENT


                            Dated as of May 31, 1996

                                     between

                          PETERSBURG LONG DISTANCE INC.


                                       and


                                SMITH BARNEY INC.













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                  This Registration Rights Agreement (this "Agreement") is made and entered into as of May 31, 1996 by and between Petersburg Long Distance Inc. (the "Company"), and Smith Barney Inc. (the "Initial Purchaser"), who has agreed to purchase (i) 123,000 Units (the "Units") consisting of US$123 million principal amount at maturity of the Company's 14% Senior Discount Notes due 2004 (the "Senior Notes") and Warrants (the "Warrants") to purchase 4,182,000 Common Shares of the Company without par value (the "Warrant Shares") and (ii) US$26.5 million principal amount of the Company's 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes", and together with the Senior Notes, the "Notes") pursuant to the Purchase Agreement (as defined below).

                 This Agreement is made pursuant to the Purchase Agreement, dated May 24, 1996 (the "Purchase Agreement"), by and between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Units and the Convertible Notes (together, the "Securities"), the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 7 of the Purchase Agreement.

                  The parties hereby agree as follows:

SECTION 1.                 DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Act:  The Securities Act of 1933, as amended.

                  Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

                  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                  Broker-Dealer Transfer Restricted Senior Notes: Exchange Notes that are acquired by a Broker-Dealer in the Exchange Offer in substitution for Senior Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Senior Notes acquired directly from the Company or any of its affiliates).

                  Closing Date:  The date hereof.

                  Commission:  The Securities and Exchange Commission.

                  Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount upon maturity as the aggregate principal amount upon maturity, if any, of Senior Notes properly tendered by Holders thereof pursuant to the Exchange Offer.
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                  Convertible Note Indenture: The Indenture, dated as of the
Closing Date, between the Company and the Bank of New York, as trustee (the "Convertible Note Trustee"), pursuant to which the Convertible Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Convertible Note Shares: The Common Shares of the Company issuable upon the conversion of the Convertible Notes.

                  Convertible Note Shares Shelf Registration Statement: As defined in Section 4(e) hereof.

                  Convertible Note Shelf Registration Statement: As defined in
Section 4(d) hereof.

                  Convertible Notes: As defined in the first paragraph of this Agreement.

                  Effectiveness Target Date: As defined in Section 5 and specified in Sections 3 and 4.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Exchange Notes: The Company's 14% Senior Discount Notes Due 2004 to be issued pursuant to the Senior Note Indenture in the Exchange Offer.

                  Exchange Offer: The registration by the Company under the Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Senior Notes the opportunity to exchange all such outstanding Transfer Restricted Senior Notes, being the original evidence of indebtedness, for Exchange Notes, as evidence of the same indebtedness in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Senior Notes properly tendered in such exchange offer by such Holders.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and pursuant to an exemption from registration under the Act provided by Rule 144 thereunder.

                  Holders:  As defined in Section 2 hereof.

                  Indemnified Holder:  As defined in Section 8(a) hereof.

                  Indentures: Together, the Senior Note Indenture and the Convertible Note Indenture.

                  Interest Payment Date: As defined in the Indentures and the Notes.

                  NASD:  National Association of Securities Dealers, Inc.


                  Notes:  As defined in the first paragraph of this Agreement.


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                  Offering Memorandum: The Offering Memorandum, dated May 24,
1996, and all amendment and supplements thereto, relating to the Securities and prepared by the Company pursuant to the Purchase Agreement.

                  Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement, term sheet, abbreviated term sheet, supplement with pricing related information and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Record Holder: With respect to any Special Interest Payment Date, each Person who is a Holder of Senior Notes on the record date with respect to the Interest Payment Date on which such Special Interest Payment Date shall occur.

                  Registration Default:  As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities or Smith Barney Warrants pursuant to a Shelf Registration Statement, in any case,
(i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Restricted Broker-Dealer: Any Broker-Dealer that holds Broker-Dealer Transfer Restricted Senior Notes.

                  Securities: As defined in the second paragraph of this Agreement.

                  Senior Note Indenture: The Indenture, dated as of the Closing Date, between the Company and the Bank of New York, as trustee (the "Senior Note Trustee"), pursuant to which the Notes and the Exchange Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Senior Note Shelf Registration Statement: As defined in
Section 4(a) hereof.

                  Shelf Registration Statement: The Senior Note Shelf Registration Statement, the Warrant Shelf Registration Statement, the Warrant Shares Shelf Registration Statement, the Convertible Note Shelf Registration Statement, the Convertible Note Shares Shelf Registration Statement, the Smith Barney Warrant Shelf Registration Statement, the Smith Barney Warrant Shares Shelf Registration Statement, as applicable.

                  Special Interest Payment Date: With respect to the Notes, each Interest Payment Date.

                  Smith Barney Warrant Shelf Registration Statement: As defined in Section 4(f) hereof.

                  Smith Barney Warrants: Warrants to purchase 100,000 common shares of the Company issued to Smith Barney Inc. pursuant to an agreement dated March 28, 1996 to provide certain advisory



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services.


                  Smith Barney Warrant Shares: The common shares of the Company issuable upon the exercise of the Smith Barney Warrants.

                  Smith Barney Warrant Shares Shelf Registration Statement: As defined in 4(g) hereof.

                  TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                  Transfer Restricted Convertible Note Share: Each Convertible Note Share, until the earlier to occur of (a) the date on which such Convertible Note Share has been effectively registered under the Act and disposed of in accordance with a Convertible Note Share Shelf Registration Statement and (b) the date on which such Convertible Note Share is distributed to the public pursuant to Rule 144 under the Act.

                  Transfer Restricted Convertible Notes: Each Convertible Note, until the earlier to occur of (a) the date on which such Convertible Note has been effectively registered under the Act and disposed of in accordance with a Convertible Note Shelf Registration Statement and (b) the date on which such Convertible Note is distributed to the public pursuant to Rule 144 under the Act.

                  Transfer Restricted Senior Notes: Each Senior Note, until the earliest to occur of (a) the date on which such Senior Note is replaced in the Exchange Offer, (b) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Senior Note Shelf Registration Statement and (c) the date on which such Senior Note is distributed to the public pursuant to Rule 144 under the Act.

                  Transfer Restricted Securities: Together, Transfer Restricted Senior Notes, Transfer Restricted Convertible Notes, Transfer Restricted Convertible Note Shares, Transfer Restricted Warrants and Transfer Restricted Warrant Shares.

                  Transfer Restricted Warrants: Each Warrant, until the earliest to occur of (a) the date on which such Warrant has been effectively registered under the Act and disposed of in accordance with a Warrant Shelf Registration Statement and (b) the date on which such Warrant is distributed to the public pursuant to Rule 144 under the Act.

                  Transfer Restricted Warrant Share: Each Warrant Share, until the earliest to occur of (a) the date on which such Warrant Share has been effectively registered under the Act and disposed of in accordance with a Warrant Share Shelf Registration Statement and (b) the date on which such Warrant Share is distributed to the public pursuant to Rule 144 under the Act.

                  Underwriter: Any underwriter, placement agent, selling broker, dealer manager, qualified independent underwriter or similar securities industry professional.

                  Underwritten Offering: An offering in which securities of the Company are sold by the applicable Holders to an underwriter for reoffering to the public.

                  Units: As defined in the first paragraph of this Agreement.

                  Warrant Shelf Registration Statement: As defined in Section 4(b) hereof.



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                  Warrants: Warrants to purchase up to an aggregate of 4,182,000 shares of common stock of the Company pursuant to the Warrant Agreement dated
May 31, 1996.

                  Warrant Shares: The common shares of the Company issuable upon the exercise of the Warrants.

                  Warrant Shares Shelf Registration Statement: As defined in
Section 4(c) hereof.


SECTION 2.                  HOLDERS

                  A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns of record Transfer Restricted Securities.


SECTION 3.                 REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date, the Exchange Offer Registration Statement,
(ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Act on or prior to 120 days after the Closing Date,
(iii) in connection with the foregoing, cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Act and the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer and cause the Exchange Offer Registration Statement to be effective continuously, and keep the Exchange Offer open, for a period of at least 30 days and use its best efforts to Consummate the Exchange Offer within 60 days (or longer if required by applicable law). The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in substitution for the Senior Notes that are Transfer Restricted Senior Notes and to permit sales of Broker-Dealer Transfer Restricted Senior Notes by Restricted Broker-Dealers as contemplated by Section 3(c) below.

                  (b) The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Transfer Restricted Senior Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 180 days after the Closing Date.

                  (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Affiliate of the Company who holds Senior Notes or Restricted Broker-Dealer who holds Senior Notes that are Transfer Restricted Senior Notes and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, and may acquire Exchange Notes in substition for such Senior Notes (other than Transfer Restricted Senior Notes acquired directly from the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-


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Dealer of the Prospectus contained in the Exchange Offer Registration Statement.
Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Senior Notes by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Senior Notes held by any such Broker-Dealer except to the extent required by the Commission.

                  Each holder of the Senior Notes (other than certain specified holders) who wishes to acquire Exchange Notes, as substitute evidence of the indebtedness originally evidenced by the Senior Notes, pursuant to the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Act) of the Exchange Notes.

                  The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(b) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Senior Notes by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 60 days from the date on which the Exchange Offer is Consummated.

                  The Company shall promptly provide a reasonable number of copies of the latest version of the Prospectus included in the Exchange Offer Registration Statement to such Restricted Broker-Dealers promptly upon request, and in no event later than two days after such request, at any time during such 120-day period in order to facilitate such sales.


SECTION 4.                 SHELF REGISTRATION

                  (a) Senior Note Shelf Registration. In the event that either
(a) any changes in law or applicable interpretation of the staff of the Commission do not permit the Company to effect the Exchange Offer, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th day following the date of original issuance of the Senior Notes or (c) the Exchange Offer is not consummated on or prior to the 180th day following the date of original issuance of the indebtedness evidenced by the Senior Notes, then the Company shall cause to be filed on or prior to 60 days thereafter, a shelf registration statement under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Senior Note Shelf Registration Statement")), relating to all Transfer Restricted Senior Notes, the Holders of which shall have provided the information required pursuant to Section 4(h) hereof, and shall use its reasonable best efforts to cause such Senior Note Shelf Registration Statement to become effective on or prior to 120 days thereafter. The Company shall use its best efforts to keep the Senior Note Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Senior Notes by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the date on which such Senior Note Shelf Registration Statement becomes effective under the Act; provided, however, that if the Initial Purchaser informs the Company at any time after the first anniversary of the date on which such Senior Note Shelf Registration Statement first became effective under the Act that less than $5 million in aggregate principal amount of Senior Notes continue



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to be Transfer Restricted Senior Notes, then the Company shall have no further obligation under this Section 4(a) to maintain such Senior Note Shelf Registration Statement effective, supplemented or amended; and provided, further, that the Initial Purchaser shall give such notice promptly to the Company when the conditions specified in the previous proviso have been met.

                  (b) Warrant Shelf Registration: The Company shall cause to be filed on or prior to 45 days after the Closing Date a shelf registration statement under the Act (the "Warrant Shelf Registration Statement"), relating to all Transfer Restricted Warrants, the Holders of which shall have provided the information required pursuant to Section 4(h) hereof, and shall use its reasonable best efforts to cause such Warrant Shelf Registration Statement to become effective under the Act on or prior to 120 days after the Closing Date. The Company shall use its best efforts to keep the Warrant Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Warrants by the Holders thereof entitled to the benefit of this Section 4(b), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time until the earlier of (A) such time as all Warrants have been sold thereunder or exercised and (B) ten years after its effective date.

                  (c) Warrant Shares Shelf Registration. The Company shall cause to be filed on or prior to 270 days after the Closing Date a shelf registration statement under the Act (the "Warrant Shares Shelf Registration Statement"), relating to all Transfer Restricted Warrant Shares, the Holders of which shall have provided the information required pursuant to Section 4(h) hereof, and shall use its reasonable best efforts to cause such Warrant Shares Shelf Registration Statement to become effective under the Act on or prior to 365 days after the Closing Date. The Company shall use its best efforts to keep the Warrant Shares Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Warrant Shares by the Holders thereof entitled to the benefit of this Section 4(c), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (A) three years after all Warrants have been exercised and (B) ten years following the date on which such Warrant Shares Shelf Registration Statement becomes effective under the Act.

                  (d) Convertible Note Shelf Registration: The Company shall cause to be filed on or prior to 45 days after the Closing Date a shelf registration statement under the Act (the "Convertible Note Shelf Registration Statement"), relating to all Transfer Restricted Convertible Notes, the Holders of which shall have provided the information required pursuant to Section 4(h) hereof, and shall use its reasonable best efforts to cause such Convertible Note Shelf Registration Statement to become effective under the Act on or prior to 120 days after the Closing Date. The Company shall use its best efforts to keep the Convertible Note Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Convertible Notes by the Holders thereof entitled to the benefit of this Section 4(d), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time until the earlier of (A) such time as all Convertible Notes have been sold thereunder or converted and (B) ten years after its effective date.

                  (e) Convertible Note Shares Shelf Registration: The Company shall cause to be filed on or prior to 45 days after the Closing Date a shelf registration statement under the Act (the "Convertible Note Shares Shelf Registration Statement"), relating to all Transfer Restricted Convertible Note Shares, the Holders of which shall have provided the information required pursuant to Section 4(h)


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hereof, and shall use its reasonable best efforts to cause such Convertible Note
Shares Shelf Registration Statement to become effective under the Act on or prior to 120 days after the Closing Date. The Company shall use its best efforts to keep the Convertible Note Shares Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Convertible Note Shares by the Holders thereof entitled to the benefit of this Section 4(e), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (A) three years after all the Convertible Notes have been converted and (B) ten years following the date on which such Convertible Note Shares Shelf Registration becomes effective.

                  (f) Smith Barney Warrant Shelf Registration: The Company shall cause to be filed on or prior to 45 days after the Closing Date a shelf registration statement under the Act (the "Smith Barney Warrant Shelf Registration Statement"), relating to all Smith Barney Warrants, the Holders of which shall have provided the information required pursuant to Section 4(h) hereof, and shall use its reasonable best efforts to cause such Smith Barney Warrant Shelf Registration Statement to become effective on or prior to 120 days after the Closing Date. The Company shall use its best efforts to keep the Smith Barney Warrant Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Smith Barney Warrants by the Holders thereof entitled to the benefit of this Section 4(f), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years following the date on which such Smith Barney Warrant Shelf Registration Statement becomes effective under the Act; provided, however, that at such time that all Smith Barney Warrants registered under such Smith Barney Warrant Shelf Registration Statement have been sold thereunder or exercised, or, if earlier, the Company ceases to have any further obligation to keep the Warrant Shelf Registration Statement, effective, then the Company shall have no further obligation under this Section 4(f) to maintain such Smith Barney Warrant Shelf Registration Statement effective, supplemented or amended.

                  (g) Smith Barney Warrant Shares Shelf Registration. The Company shall cause to be filed on or prior to 270 days after the Closing Date a shelf registration statement under the Act (the "Smith Barney Warrant Shares Shelf Registration Statement"), relating to all Smith Barney Warrant Shares, the Holders of which shall have provided the information required pursuant to
Section 4(h) hereof, and shall use its reasonable best efforts to cause such Smith Barney Warrant Shares Shelf Registration Statement to become effective on or prior to 365 days after the Closing Date. The Company shall use its best efforts to keep the Smith Barney Warrant Shares Shelf Registration Statement discussed in this Section 4(g) continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Smith Barney Warrant Shares by the Holders thereof entitled to the benefit of this Section 4(g), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (A) three years after all Smith Barney Warrants have been exercised and (B) ten years following the date on which such Smith Barney Warrant Shares Shelf Registration Statement becomes effective under the Act; provided, however, at such time all Smith Barney Warrants have been exercised, or, if earlier the Company ceases to have any further obligation to keep the Warrant Shelf Registration Statement, effective, then the Company shall have no further obligation under this Section 4(g) to maintain such Smith Barney Warrant Shares Shelf Registration Statement effective, supplemented or amended.

                  (h) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. A Holder of Transfer Restricted Securities or Smith Barney Warrants may not


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include any of its Transfer Restricted Securities or Smith Barney Warrants in
any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Act, and any other similar information reasonably requested by the Company, for use in connection with any Shelf Registration Statement, Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. A Holder of Notes shall not be entitled to receive Special Interest pursuant to Section 5 to the extent that such Holder fails to comply with any obligation under this subsection and the failure by such Holder to comply with any obligation under this subsection and the failure by such Holder to comply with such obligation is the sole reason for the accrual of Special Interest pursuant to Section 5 hereof.


SECTION 5.                 SPECIAL INTEREST

         (a)  Senior Notes:

                  If (i) any Exchange Offer or Senior Note Shelf Registration Statement required to be filed pursuant to this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement,
(ii) any such Exchange Offer or Senior Note Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated on or prior to the date specified in this Agreement, or (iv) any Exchange Offer or Senior Note Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Exchange Offer or Senior Note Shelf Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive days (each such event referred to in clauses (i) through (iv), a "Senior Note Registration Default"), then commencing on the day following the date on which such Senior Note Registration Default occurs, the Company agrees to pay to each Holder of Transfer Restricted Senior Notes, during the first 90-day period immediately following the occurrence of such Senior Note Registration Default, additional interest ("Special Interest") in an amount equal to $0.01 per week per $1,000 principal amount of the Transfer Restricted Senior Notes held by such Holder for so long as the Senior Note Registration Default continues. The amount of Special Interest payable to each Holder shall increase by an additional $0.01 per week per $1,000 accreted value of Transfer Restricted Senior Notes held by such Holder for each subsequent 90-day period up to a maximum of $0.5 per week per $1,000 accreted value of Transfer Restricted Senior Notes held by such Holder. A Senior Note Registration Default shall cease, and Special Interest shall cease to be payable with respect to such Senior Note Registration Default (1) upon the filing of the applicable Exchange Offer or Senior Note Shelf Registration Statement, in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer or Senior Note Shelf Registration Statement, in the case of clause (ii) above, (3) upon the Consummation of the Exchange Offer, in the case of (iii) above, and (4) when the Exchange Offer or Senior Note Shelf Registration Statement becomes effective or usable in the case of clause (iv) above. Notwithstanding the foregoing to the contrary, (I) the amount of Special Interest payable shall not increase because more than one Senior Note Registration Defaults have occurred and are pending,
(II) a Holder of Transfer Restricted Senior Notes who is not entitled to the benefits of a Senior Note Shelf Registration (i.e., such Holder has not elected to include Transfer Restricted Senior Notes in such Senior Notes Shelf Registration or has failed to provide all the information required pursuant to
Section 4(h) hereof) shall not be entitled to Special Interest with respect to a Senior Note Registration Default that pertains to a Senior Note Shelf Registration Statement and (III) a Holder of



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Senior Notes constituting an unsold allotment from the original sale of the
Senior Notes shall not be entitled to Special Interest by reason of a Senior Note Registration Default that pertains to an Exchange Offer.

                  All accrued Special Interest shall be paid to Record Holders on each Special Interest Payment Date in the same manner in which payments of interest are made pursuant to the Senior Note Indenture. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Senior Note at the time such security ceases to be a Transfer Restricted Senior Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

         (b)  Convertible Notes:

                  If (i) any Convertible Note Shelf Registration Statement required to be filed pursuant to this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Convertible Note Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Target Date, or
(iii) any Convertible Note Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Convertible Note Shelf Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive days (each such event referred to in clauses (i) through (iii), a "Convertible Note Registration Default"), then commencing on the day following the date on which such Convertible Note Registration Default occurs, the Company agrees to pay to each Holder of Transfer Restricted Convertible Notes, during the first 90-day period immediately following the occurrence of such Convertible Note Registration Default, Special Interest in an amount equal to $0.01 per week per $1,000 principal amount of the Transfer Restricted Convertible Notes held by such Holder for so long as the Convertible Note Registration Default continues. The amount of Special Interest payable to each Holder shall increase by an additional $0.01 per week per $1,000 principal amount of Transfer Restricted Convertible Notes held by such Holder for each subsequent 90-day period up to a maximum of $0.5 per week per $1,000 principal amount of Transfer Restricted Convertible Notes held by such Holder. A Convertible Note Registration Default shall cease, and Special Interest shall cease to be payable with respect to such Convertible Note Registration Default (1) upon the filing of the Convertible Note Shelf Registration Statement, in the case of clause (i) above, (2) upon the effectiveness of the Convertible Note Shelf Registration Statement, in the case of clause (ii) above, and (3) when the Convertible Note Shelf Registration Statement becomes effective or usable in the case of clause (iii) above. Notwithstanding the foregoing to the contrary, (I) the amount of Special Interest payable shall not increase because more than one Convertible Note Registration Defaults have occurred and are pending and (II) a Holder of Transfer Restricted Convertible Notes who is not entitled to the benefits of a Convertible Note Shelf Registration (i.e., such Holder has not elected to include Transfer Restricted Convertible Notes in such Convertible Notes Shelf Registration or has failed to provide all the information required pursuant to
Section 4(f) hereof) shall not be entitled to Special Interest with respect to a Convertible Note Registration Default that pertains to a Convertible Note Shelf Registration Statement.

                  All accrued Special Interest shall be paid to Record Holders on each Special Interest Payment Date in the same manner in which payments of interest are made pursuant to the Convertible Note Indenture. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Convertible Note at the time such security ceases to be a Transfer Restricted Convertible Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.                 REGISTRATION PROCEDURES

                  (a)      Exchange Offer Registration Statement.

                           (i) If there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek oral interpretive advice, a no-action letter or other interpretive advice from the Commission staff allowing the Company to Consummate an Exchange Offer for such Senior Notes and in connection with the foregoing (A) to participate in telephonic conferences with the Commission staff, (B) to deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal basis, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) to pursue diligently a resolution by the Commission staff of such submission; provided, however that the Company may alternatively determine to file a Senior Note Shelf Registration Statement.

                           (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Senior Notes shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal furnished in connection with the Exchange Offer) to the effect that such Holder (A) is not an affiliate of the Company, (B) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) is acquiring the Exchange Notes in its ordinary course of business. The Initial Purchaser shall ensure that each Holder and Broker-Dealer acknowledges and agrees that any such Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in substitution for Senior Notes acquired by such Holder directly from the Company.

                           (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) representing that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) including any other undertaking or representation reasonably required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

                  (b) General Provisions. In connection with any Registration Statement and any related Prospectus provided for by this Agreement, the Company shall:

                           (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the periods specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares during the period required by this Agreement, the Company shall take appropriate action to correct any such misstatement or omission and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                           (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the periods set forth in Section 3 or 4 hereof as applicable and otherwise to comply with the applicable provisions of the Act and the rules and regulations promulgated thereunder in respect of such amendments; and comply with the provisions of the Act directly applicable to and required to be complied with by the Company with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) in the case of a Shelf Registration Statement, advise the Underwriter(s) with respect to such Registration Statement (the "Managing Underwriter(s)"), if any, and selling holders named in any Registration Statement (the "Selling Holders") promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to a Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (E) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) to the extent reasonably practicable, furnish to the Initial Purchaser, each Selling Holder and each of the Managing Underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus which documents will be subject to the review and comment of such Holders and Managing Underwriter(s) in connection with such sale, if any, for a period of three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which the Selling Holders or the Managing Underwriter(s), if any, shall reasonably object within three Business Days after the receipt thereof; provided, however, that any document incorporated by reference in any such Registration Statement or Prospectus shall be provided to the Initial Purchaser, such Selling Holders and such Managing Underwriter(s) at the time that such amendment or supplement is filed with the Commission;

                           (v) to the extent reasonably practicable, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Selling Holders and to the Managing Underwriter(s) in connection with such sale, if any, for a period of three Business Days, make the Company's representatives available for discussion of such document and other customary due diligence matters during such period, and include such information in such document prior to the filing thereof as such Selling Holders or Managing Underwriter(s), if any, reasonably may request within three Business Days;

                           (vi) in the case of a Shelf Registration Statement, make available at reasonable times for inspection by the Selling Holders, any Managing Underwriter(s) and any attorney or accountant retained by such Selling Holders or any of such Managing Underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Selling Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that such Selling Holders, Managing Underwriter(s), attorneys or accountants agree to keep confidential any records, information or documents that are designated by the Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (i) such records, information or documents
         (x) are available to the public,(y) were already in such Selling Holders', Managing Underwriter(s)', attorneys' or accountants' possession prior to its receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or (z) are obtained by such Selling Holders, Managing Underwriters, attorneys or accountants from a third person who, insofar as is known to such Selling Holders, Managing Underwriters, attorneys or accountants, is not prohibited from transmitting the information to such Selling Holders, Managing Underwriter(s), attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (ii) disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom.

                           (vii) if requested by any Selling Holders or the Managing Underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such

         Selling Holders and Managing Underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, information with respect to the principal amount and/or number of Transfer Restricted Securities being sold to such Managing Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as legally required after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (viii) in the case of a Shelf Registration Statement, furnish to each Selling Holder and each of the Managing Underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated therein by reference (in each case, without exhibits thereto, unless requested);

                           (ix) in the case of a Shelf Registration Statement, deliver to each Selling Holder and each of the Managing Underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the Managing Underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares covered by the Prospectus or any amendment or supplement thereto;

                           (x) in the case of a Shelf Registration Statement, use its best efforts to enter into such underwriting agreements and other selling agreements as are customary in underwritten offerings and take all such other reasonable actions in connection therewith (including those reasonably requested by the Managing Underwriter(s) or the Selling Holders who hold a majority of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares included in such registration) in order to expedite or facilitate the disposition of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares pursuant to the Registration Statement, provided that the Company shall have no liability for any compensation or reimbursement of expenses due to any Underwriter or other party assisting in the disposition of such Transfer Restricted Securities or other expenses incurred by the Holder thereof in connection with such disposition other than agreed upon expenses, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering, the Company shall: (i) to the extent possible, make such representations and warranties to the Selling Holders and the Managing Underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when reasonably requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriter(s), if any, and the Selling Holders of a majority in principal amount of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares included in such Registration Statement), addressed to each Selling Holder and each of the Managing Underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings; (iii) to the extent permitted by the professional standards governing the accounting profession at the time, obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriter(s), if any) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are requested to be, included in the Registration Statement), addressed to each of the Managing Underwriter(s), if any, and each Selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and
         (iv) deliver such other documents and certificates as may be reasonably requested by the Selling Holders of a majority in principal amount of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares included in such Registration Statement or the Managing Underwriter(s), if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

                  The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the Managing Underwriter(s), if any, and Selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

                           (xi) cooperate with the Selling Holders, the Managing Underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares under the Blue Sky law of such jurisdictions as the Selling Holders or Managing Underwriter(s) may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject;

                           (xii) in connection with any sale of Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares that will result in such securities no longer being Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, cooperate with the Selling Holders and the Managing Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, in such denominations and such names as the Holders or the Managing Underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares;

                           (xiii) use its reasonable best efforts to cause the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, covered by the Registration Statement to be registered with or approved by such other regulatory agencies or authorities as are necessary to enable the seller or sellers thereof or the Managing Underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, subject to the proviso contained in clause (xi) above;

                           (xiv) in the case of a Shelf Registration Statement, if any fact or event contemplated by Section 6(b)(iii)(D) or (E) above shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (xv) provide CUSIP number(s) for all Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares, which are in a form eligible for deposit with the Depository Trust Company;

                           (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such regulatory agencies or authorities as are necessary to enable the Holders selling Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares to consummate the disposition of such Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares;

                           (xvii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                           (xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

                  (c) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security, Smith Barney Warrants or Smith Barney Warrant Shares that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(b)(iii)(C), (D) or (E) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares pursuant to the applicable Registration Statement until such

Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(b)(xiv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus currently being used may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities, Smith Barney Warrants or Smith Barney Warrant Shares that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in
Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(b)(iii)(C), (D) or (E) hereof to and including the date when each Selling Holder covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(b)(xiv) hereof or (y) the Advice.

                  Each Holder further agrees that, upon receipt of notice from the Company that the Company intends to make an offering to the public of its securities, whether or not through an Underwriter, such Holder will forthwith discontinue disposition of Transfer Restricted Securities, Smith Barney Warrants and Smith Barney Warrant Shares for such period (not to exceed 120 days) as is required to complete such offering and for a further period of 120 days after the completion of such offering.


SECTION 7.                 REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all printing expenses of printing (including printing certificates for the Exchange Notes and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company and, in accordance with Section 7(b) below, the Holders of Transfer Restricted Senior Notes; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding anything in this Section 7 to the contrary, the Company shall not be required to pay the fees and expenses of any underwriter or of legal counsel for any underwriter, other than a "qualified independent underwriter" (acting solely in such capacity) as provided in clause (i) of the preceding sentence.

                  The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                  (b) In connection with the Exchange Offer, the Company will reimburse the Holders of Transfer Restricted Senior Notes for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the principal amount of such Transfer Restricted Senior Notes; provided, however, that such counsel must be reasonably satisfactory to the Company.

SECTION 8.                 INDEMNIFICATION

                  (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act (any person referred to above being sometimes hereinafter referred to as an "Indemnified Holder"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Holder expressly for use therein; provided, further, however, that the indemnification provided for in this subsection shall not inure to the benefit of any indemnified party with respect to any sale or disposition of Transfer Restricted Securities by such Holder in violation of the provisions of Section 6(c) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

                  (b) Each Holder agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such Holder (or its related Indemnified Holder) expressly for use therein. This indemnity will be in addition to any liability which such Holder may otherwise have, including, under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, based upon written advice of counsel, that representation by the same counsel of both the indemnifying party and the indemnified parties could result in a conflict of interest (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one separate firm of attorneys for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have concluded in writing that representation by one counsel of both such indemnified party and the other indemnified parties could result in a conflict of interest. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than any Indemnified Holders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by (i) the Company from the offering of the Notes and
(ii) any such Holder (and its related Indemnified Holder) from its sale of Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Holder shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (net of discounts but before deducting expenses) received by the Company and (y) the total proceeds received by such Holder upon its sale of Notes which otherwise would give rise to the indemnification obligation, respectively. The relative fault of the Company and of any Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder or its related Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Notes exceeds the sum of (A) the amount paid by such Holder for such Notes plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8, except to the extent that it has been prejudiced in any material respect by such failure, or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

                  (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


SECTION 9.                          RULE 144 AND 144A

                  The Company covenants that it will file the reports required to be filed by it (if so required) under the Exchange Act and the rules and regulations thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will upon the request of any Holder of Transfer Restricted Securities, use its best efforts to make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A. The Company further covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder of Transfer Restricted Securities, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information and requirements.

SECTION 10.                UNDERWRITTEN OFFERINGS

                  The Holders of Transfer Restricted Securities may elect to sell their Transfer Restricted Securities pursuant to up to three Underwritten Offerings; provided, however, that in no event shall any Holder commence any such Underwritten Offering if (A) a period of less than 180 days has elapsed (i) since the consummation of the most recent Underwritten Offering hereunder or
(ii) since the consummation of any offering of securities by the Company to the public, whether or not through an Underwriter, or (B) the Company notifies such Holder that it intends to make such an offering within the next 120 days. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements. Nothing in this Agreement shall give any Holder any right to join in any offering by the Company of its securities to the public.


SECTION 11.                SELECTION OF UNDERWRITERS

                  In any Underwritten Offering, the Underwriters for the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.


SECTION 12.                MISCELLANEOUS

                  (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, provided that nothing herein shall be deemed to prevent the Company from entering into arrangements for the sale of its securities pursuant to normal and customary arrangements therefor.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Senior Notes subject to such Exchange Offer.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

                           (ii)     if to the Company:

                                    Petersburg Long Distance Inc.
                                    166 Pearl Street
                                    Toronto, Ontario
                                    Canada M5H IL3

                                    Facsimile No.: (416) 597-1776
                                    Attention:  Vice President, Administration
                                    Telephone No.: (416) 593-4989

                                    With copies to: Morgan, Lewis & Bockius LLP
                                    2000 One Logan Square
                                    Philadelphia, Pennsylvania 19103
                                    USA
                                    Facsimile No.:  (215) 963-5299
                                    Attention:  E. Clive Anderson, Esq.
                                    Telephone No.: (215) 963-5219

                           (iii)    if to the Initial Purchaser:

                                    Smith Barney Inc.
                                    388 Greenwich Street
                                    New York, New York  10013

                                    Facsimile No.:  (212) 816-7092
                                    Attention: Michael S. Klein, Managing
                                       Director
                                    Telephone No.: (212) 816-7092

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, Holders and subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            PETERSBURG LONG DISTANCE INC.


                                            By:      /s/  James Hatt
                                                 -------------------------------
                                                     Name:  James Hatt
                                                     Title:  Chairman


SMITH BARNEY INC.


By:      /s/  George Alex
     ------------------------------------
         Name:
         Title:


                                       23